EXHIBIT 10.4

AGREEMENT

Agreement (this “Agreement”) dated as of November 8, 2006 by and among GPS Industries, Inc., a Nevada corporation (the “Company”) and each of the note purchasers set forth on the signature pages hereto (the “Buyers”) is made with reference to the following:

A. The Company and Buyers have entered into a Securities Purchase Agreement dated as of September 20, 2005 (the “Purchase Agreement”) pursuant to which the Buyers purchased from the Company secured convertible notes of the Company (the “Notes”) in the initial aggregate amount of $3,720,000 (including prepaid interest) which aggregate amount (including unpaid interest) as of the date hereof is $2,527,603.

B. The Company wishes to prepay the Notes and the Buyers are willing to accept the prepayment in full satisfaction of the Notes and all other obligations of Company to NIR of any nature including pursuant to the Purchase Agreement and all documents executed in connection therewith.

C. Defined terms not expressly defined herein shall have the same meanings as ascribed to them in the Purchase Agreement.

NOW THEREFORE, the Company and each of Buyers hereby agree as follows:

1.     Prepayment of the Notes. The Company agrees to pay, and the Buyers agree to accept, in full satisfaction of all amounts owing under the Notes, including outstanding principal amount and accrued and unpaid interest thereon, the amount of $2,800,000 (the “Payoff Amount”). The parties acknowledge that the Payoff Amount is less than the Optional Prepayment Amount set forth in Section 5.1 of each of the Notes. In consideration of the Buyers accepting such reduced amount, within five (5) business days from the payment of the Payoff Amount, the Company shall deliver to the Buyers (pro rata in accordance with the amount being paid to the applicable Buyer) five year warrants to purchase an aggregate of 3,000,000 shares of the Company’s common stock at an exercise price of $0.122 per share (the “New Warrants”). The New Warrants will be substantially in the form of the warrants previously delivered to the Buyers (the “Existing Warrants”) except that the New Warrants will contain customary piggyback registration rights subject to priority to the New Investors (as defined below) in the case of cutbacks. The Payoff Amount shall be paid to the Buyers by wire transfer within five (5) business days from the execution of this Agreement by the parties in accordance with instructions to be provided to the Company by the Buyers.

2.     Release. Subject only to the payment of the Payoff Amount and delivery of Warrants, each of the Buyers hereby agrees to release the Company and each entity providing to the Company funds for the Payoff Amount (the “New Investors”) and their respective officers, agents, employees, subsidiaries, related entities, affiliates, divisions, successors, persons acting on their behalf in connection with the matter set forth above and/or assigns, of and from any and all claims, counterclaims, rights, demands, costs, damages, losses, liabilities, actions and causes of action including attorneys’ fees and court costs of every nature and description, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, real or imaginary, actual or potential, and whether arising in tort or contract or at law or in equity, under common law, state law, federal law or any other law, or otherwise, including but not limited to the Purchase Agreement, the Notes, the Security Agreement, the Intellectual Property Security Agreement, the Existing Warrants, the Guaranty and Pledge Agreement and all documents and instruments executed pursuant thereto.

3.     Representations and Warranties of the Company. The Company represents and warrants to each Buyer that: (i) it has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby; (ii) that the execution and delivery of this Agreement has been duly authorized by this Company’s Board of Directors and no further consent or authorization of Company or its Board of Directors is required; and (iii) this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

4.     Representations of Buyers. Each of Buyers represents or warrants to the Company that: (i) such Buyer has all requisite power and authority to enter into and perform this Agreement; (ii) the execution and delivery of this Agreement and the consummation by such Buyer of the transactions contemplated hereby have been duly authorized and no further consent or authorization of Buyer or its Board of Directors, managers or its equity holders is required; (iii) this Agreement constitutes the legal, valid and binding obligation of such Buyer enforceable against such Buyer in accordance with its terms; and (iv) such Buyer has not assigned, transferred, sold or pledged the Note issued to such Buyer and such Buyer has the right and authority to accept in full payment of the applicable Note the Prepayment Amount applicable thereto.

5.     Waiver. Without limiting the scope of the release hereunder, each Buyer hereby expressly waives any claim that such Buyer may have pursuant to the Purchase Agreement or the applicable Note, including, without limitation, any requirement that Company provide such Buyer a notice with respect to any Future Offerings or that the Company failed to honor any conversion requests.

6.     Release of Security; Delivery of Notes and Stock. Upon payment of Payoff Amount and delivery of the New Warrants, the security interest granted to each of Buyers with respect to any property of the Company shall be automatically terminated and the Buyers shall promptly execute any and all documents required and take any and all reasonable actions to effect such termination. In connection herewith, each Buyer hereby appoints the Company its attorney-in-fact, to file all termination statements with respect to any security interest or lien over the Company’s assets or take such other action to effect such termination or release of security interest. Additionally, the Buyers shall promptly return to any pledgor of securities any stock pledged by such pledgor in connection with the Notes pursuant to the Guaranty and Pledge Agreement, and shall promptly deliver to the Company the original of the Notes marked cancelled.

7.     Miscellaneous.

(a) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(b) Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the matters covered herein.

(c) Amendments. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the parties hereto and by the New Investors.

(d) Successors and Assignees. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

IN WITNESS WHEREOF, the undersigned Buyers and Company have caused this Agreement to be duly executed as of the date first above written.

Dated: ___________________, 2006	GPS INDUSTRIES, INC. By: Robert C. Silzer, Sr. Chief Executive Officer
BUYERS:
Dated: ___________________, 2006	AJW PARTNERS, LLC By: SMS GROUP, LLC Its: By: Cory S. Ribotsky Manager

Dated: ___________________, 2006	AJW OFFSHORE, LTD. By: FIRST STREET MANAGER II, LLC Its: By: Cory S. Ribotsky Manager
Dated: ___________________, 2006	AJW QUALIFIED PARTNERS, LLC By: AJW MANAGER, LLC Its: By: Cory S. Ribotsky Manager
Dated: ___________________, 2006	NEW MILLENNIUM CAPITAL PARTNERS II, LLC By: FIRST STREET MANAGER II, LLP Its: By: Cory S. Ribotsky Manager